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                                                                    Exhibit 10.2

                         SECOND SUPPLEMENTAL AGREEMENT


             SECOND SUPPLEMENTAL AGREEMENT dated as of December 16, 1994 among Paine Webber Group Inc., a Delaware corporation (the "Purchaser"), General Electric Company, a New York corporation (the "Parent"), and Kidder, Peabody Group Inc., a Delaware corporation (the "Seller").


             WHEREAS, the parties hereto have previously entered into an Asset Purchase Agreement dated as of October 17, 1994 (as amended and supplemented, the "Asset Purchase Agreement") and a Restructuring Agreement dated as of October 17, 1994 (as amended and supplemented, the "Restructuring Agreement");

             WHEREAS, the parties hereto have previously entered into a Supplemental Agreement dated as of December 9, 1994 (the "First Supplemental Agreement"); and

             WHEREAS, the parties hereto desire to further supplement and amend the provisions of the Asset Purchase Agreement, the Restructuring Agreement and the First Supplemental Agreement in the manner set forth in this Agreement;

             NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

             SECTION 1.01 Definitions. (a) Terms used herein and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement, the Restructuring Agreement or the First Supplemental Agreement, as the case may be.

             (b) As used in this Agreement, the following terms shall have the following meanings:

             "Municipal Bond Trading" has the meaning set forth in Section 3.02(a).

             "Municipal Bond Trading Securities" has the meaning set forth in
Section 3.02(b).
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             "Short Term Finance" has the meaning set forth in Section 3.01(a).

             "Short Term Finance Securities" has the meaning set forth in
Section 3.01(a).

             "Substitute Redeemable Preferred Stock" has the meaning set forth in Section 2.01.

             "Transfer Agent" shall mean the transfer agent for the Common
Stock.

             (c) This Agreement shall be deemed to be a Transaction Document and each reference in any of the Transaction Documents to the Transaction Documents shall be deemed to include this Agreement.

             SECTION 1.02 Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Asset Purchase Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                           REDEEMABLE PREFERRED STOCK

             SECTION 2.01 Redeemable Preferred Stock. (a) The parties hereto acknowledge that the Purchaser has exercised its option, pursuant to a letter agreement dated October 17, 1994 among the Purchaser, the Parent and the Seller, to provide in lieu of the Redeemable Preferred Stock a redeemable preferred stock of the Purchaser (the "Substitute Redeemable Preferred Stock") with the same terms and conditions as the Redeemable Preferred Stock except that the Substitute Redeemable Preferred Stock shall be noncallable until the fifth anniversary of the Other Acquired Businesses Closing Date. The parties hereto further acknowledge that, in accordance with such letter agreement, the Purchaser shall no longer have any obligation to pay the Deferred Purchase Price, as contemplated by Section 3.05 of the Asset Purchase Agreement. All references in the Transaction Documents to the Redeemable Preferred Stock shall hereafter mean the Substitute Redeemable Preferred Stock.

             (b) The first sentence of Section 9.03(b) of the First Supplemental Agreement is amended to read as follows:

    "The value of the portion of the aggregate consideration transferred to the Purchaser that is transferred in exchange for the Redeemable Preferred Stock shall equal the aggregate liquidation preference of the Redeemable Preferred Stock."





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             (c)     The first sentence of Section 9.02(a) of the Asset
Purchase Agreement is amended to read as follows:

    "The Seller and the Purchaser agree that the value of the Redeemable Preferred Stock shall equal its liquidation preference, the value of the Convertible Preferred Stock shall equal its liquidation preference, and the value of the Common Stock Consideration shall equal 21,500,000 multiplied by the mean of the high and low per-share prices at which the Common Stock trades on the NYSE on the Other Acquired Businesses Closing Date."

             (d) The Purchaser represents and warrants that it is the Purchaser's experience and expectation that the holders of convertible debentures issued under the Purchaser's Key Executive Equity Program who convert such debentures into convertible preferred stock proceed promptly to convert such preferred stock into Common Stock.


                                  ARTICLE III

                       OTHER ACQUIRED BUSINESSES CLOSING

             SECTION 3.01 Short Term Finance. (a) The business of the Seller Group generally known by the name Short Term Finance, including the distribution and trading of commercial paper, auction rate preferred stock and short-term certificates of deposits ("Short Term Finance"), shall be an Other Acquired Business; provided that (i) the employment by the Purchaser of any Continuing Employee of Short Term Finance shall be effective as of December 19, 1994 and (ii) the Securities held by the members of the Seller Group in connection with the conduct of Short Term Finance (the "Short Term Finance Securities") shall not be included in the Other Acquired Businesses Securities Inventory. Any Short Term Finance Securities not purchased by the Purchaser pursuant to Section 3.02(b) shall constitute Excluded Assets.

             (b) The Purchaser hereby acknowledges that it has reviewed the Short Term Finance Securities and hereby agrees to purchase on December 16, 1994 (for settlement on December 19, 1994) a maximum of $155 million of Short Term Finance Securities, consisting of (i) up to a maximum of $100 million of commercial paper, valued at the current market price on December 16, (ii) up to a maximum of $50 million of auction rate preferred stock, valued at the lower of (A) the auction price less the selling concession and (B) the current market price on December 16 and (iii) up to a maximum of $5 million of certificates of deposit, valued at the current market price on December 16; in each case, such





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prices shall be determined by agreement between the Purchaser and the Seller.
The Purchaser shall have the right at any time on or prior to December 16, 1994 to increase any of such maximum amounts.

             (c) Notwithstanding the fact that the Other Acquired Businesses Closing may not occur on December 16, 1994, the Acquired Assets (other than the Short Term Finance Securities) of Short Term Finance shall be transferred to the Purchaser and the Assumed Liabilities of Short Term Finance shall be assumed by the Purchaser on December 16, 1994 and the Short Term Finance Securities shall be purchased by the Purchaser in accordance with
Section 3.01(b).

             (d) The parties hereto agree that Section 2.08 (Exclusion of Selected Securities), Section 2.09 (Return of Securities), Section 2.10 (The LM Expert), Section 5.18 (Securities), Section 7.01(d) (Actions and Conduct of Acquired Businesses Before the Closing Date) and Section 9.05 (Off-Balance Sheet Positions) of the Asset Purchase Agreement have not been applied, and shall not apply, to the Short Term Finance Securities. Any off-balance sheet hedge or derivative held by any member of the Seller Group in connection with the conduct of Short Term Finance shall constitute an Excluded Asset.

             (e) The Short Term Finance Securities and the cash payment(s) to be made pursuant to Section 3.01(b) shall not be taken into account for purposes of the Closing Balance Sheet as provided in Section 3.04 of the Asset Purchase Agreement and Section 7.01 of the First Supplemental Agreement.

             (f) The Purchaser shall have until December 23, 1994 to decide whether to assume the contract(s) of Short Term Finance related to the Philadelphia Electric Company. Such contract(s) shall not be an Assigned Contract unless the Purchaser shall agree in writing to assume such contract(s) by such date.

             (g) This Section 3.01 is intended to replace Section 4.07(c) of the First Supplemental Agreement.

             SECTION 3.02 Municipal Bond Trading. (a) The business of the Seller Group generally known by the name Municipal Bond Trading, to the extent conducted through certain regional committing centers to be agreed upon between the Purchaser and the Seller prior to the Related Retail Brokerage Closing Date ("Municipal Bond Trading"), shall be an Acquired Business but shall not be part of the Other Acquired Businesses being transferred to the Purchaser on the Other Acquired Businesses Closing Date.





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             (b)     The parties hereto shall agree (i) on the regional
committing centers to be transferred to the Purchaser, the date or dates of transfer thereof, and the procedures related thereto (including whether any Acquired Assets of Municipal Bond Trading shall be included in the Closing Balance Sheet), (ii) the Securities and off-balance sheet hedges and derivatives, if any, held by any member of the Seller Group in connection with the conduct of Municipal Bond Trading (the "Municipal Bond Trading Securities") that are to be acquired by the Purchaser on such date or dates and (iii) the fair market value of such Securities. Any Security or off-balance sheet hedge or derivative held by any member of the Seller Group in connection with the conduct of Municipal Bond Trading that is not a Municipal Bond Trading Security shall constitute an Excluded Asset.

             (c) The parties hereto agree that Section 2.08 (Exclusion of Selected Securities), Section 2.09 (Return of Securities), Section 2.10 (The LM Expert), Section 5.18 (Securities), Section 7.01(d) (Actions and Conduct of Acquired Businesses Before the Closing Date) and Section 9.05 (Off-Balance Sheet Positions) of the Asset Purchase Agreement have not been applied, and shall not apply, to the Municipal Bond Trading Securities.

             (d) To the extent that the parties hereto agree to transfer Municipal Bond Trading to the Purchaser prior to the Related Retail Brokerage Closing Date, the covenant of the Purchaser set forth in Section 4.11 of the First Supplemental Agreement shall apply for the period from the date of such transfer to the Related Retail Brokerage Closing Date.

             SECTION 3.03 Physical Capital. (a) The Physical Capital of the Other Acquired Businesses shall be transferred to the Purchaser on the Other Acquired Businesses Closing Date but shall not be included in the Other Acquired Businesses Interim Balance Sheet.

             (b) The Physical Capital of the Other Acquired Businesses and the Physical Capital, if any, of the former business of the Seller Group generally known by the name Listed Domestic Futures (Chicago Branch) shall be included in the Related Retail Brokerage Interim Balance Sheet.

             (c) For purposes of the calculation set forth in Section 5.03(a)(i) of the First Supplemental Agreement, the Physical Capital referred to in Section 3.03(b) shall be deemed to be Physical Capital of Related Retail Brokerage.

             SECTION 3.04 Investment Banking Offices. The Purchaser hereby agrees that, from the Other Acquired Businesses Closing Date, neither it nor any Continuing





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Employees of Investment Banking shall use or occupy the existing Investment
Banking offices of the members of the Seller Group in Atlanta, Boston, Chicago or Fort Lauderdale. The parties hereto agree that the Purchaser shall have until December 23, 1994 to decide whether Continuing Employees, if any, of Investment Banking in the existing Investment Banking offices of members of the Seller Group in Houston and San Francisco shall have a short-term need to use or occupy space in such offices and, if the Purchaser so decides, the parties shall enter into a mutually satisfactory arrangement regarding such short-term occupancy.

             SECTION 3.05 Facility Services. The Purchaser hereby agrees that, from the Other Acquired Businesses Closing Date, neither it nor any Continuing Employee shall use or occupy the space owned or leased by the Parent or the Seller in Mexico City, Sao Paolo or Tokyo.

             SECTION 3.06 Advisory Fees and Expenses. Exhibit 1 hereto sets forth the agreement of the parties hereto with respect to (i) the sharing of certain Investment Banking and other advisory fees and (ii) the reimbursement of expenses incurred by members of the Seller Group in connection with certain Investment Banking and other advisory assignments.

             SECTION 3.07 Eurobond Securities Inventory. For purposes of determining the amount of any payment to be made pursuant to Section 4.05 of the First Supplemental Agreement, the fair market value of the Eurobond Securities forming part of the Other Acquired Businesses Securities Inventory as reflected on the Other Acquired Businesses Interim Balance Sheet shall be the fair market value of such Securities as of the close of business on the Business Day prior to the Other Acquired Businesses Closing Date, as agreed between the Purchaser and the Seller. For all other purposes, including the Closing Balance Sheet, the fair market value of such Eurobond Securities shall be the fair market value as of the Other Acquired Businesses Closing Date, as agreed between the Purchaser and the Seller.

             SECTION 3.08 Settlement. Exhibit 2 hereto sets forth the agreement of the parties hereto with respect to the settlement of (i) the portion of the Other Acquired Businesses Securities Inventory consisting of Eurobonds and (ii) certain short positions of the Seller Group consisting of Eurobond Securities and U.S. Treasury obligations. The parties hereto acknowledge that the Other Acquired Businesses Securities Inventory consists only of Eurobond Securities and short positions related thereto.





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             SECTION 3.09     Cooperation.  The Purchaser shall cooperate with
the Seller to cause the books of the Transfer Agent to reflect (i) the issuance of Common Stock to the members of the Seller Group who are initially transferring the Acquired Assets of the Other Acquired Businesses to the Purchaser (which members shall be identified in writing to the Purchaser and the Transfer Agent on or prior to the Other Acquired Businesses Closing Date) and (ii) the subsequent transfer of any of such Common Stock to members of the Seller Group.

             SECTION 3.10 Certain Exchange Seats. (a) On the Other Acquired Business Closing Date, three seats on the Chicago Board Options Exchange, with a purchase price of $426,000 each, shall be transferred to the Purchaser. These three seats shall not be included as Other Liquid Assets on the Other Acquired Businesses Interim Balance Sheet, and the payment of the purchase price thereof shall be made by the Purchaser directly to the Chicago Board Options Exchange for the account of the Seller. One of such seats shall be leased as of the Other Acquired Businesses Closing Date by the Seller from the Purchaser pursuant to an agreement entered into between the Purchaser and the Seller.

             (b) On the Other Acquired Businesses Closing Date, two seats on the Chicago Board of Trade shall be transferred to the Purchaser. These two seats shall not be included as Other Liquid Assets on the Other Acquired Businesses Interim Balance Sheet, and the payment of the purchase price thereof (based on an amount equal to the then current bid price plus one dollar) shall be made by the Purchaser directly to the Chicago Board of Trade for the account of the Seller. A third seat on the Chicago Board of Trade shall be transferred to the Purchaser on the Related Retail Brokerage Closing Date. This third seat shall not be included as Other Liquid Assets on the Related Retail Brokerage Interim Balance Sheet, and the payment of the purchase price thereof (based on an amount equal to the then current bid price plus one dollar) shall be made by the Purchaser directly to the Chicago Board of Trade for the account of the Seller.

             (c) The parties hereto agree that the Exchange Seats referred to in Sections 3.10(a) and (b) are the only Exchange Seats being acquired by the Purchaser. All other Exchange Seats of any member of the Seller Group shall constitute Excluded Assets.





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                                   ARTICLE IV

                              SUPPLEMENTAL MATTERS

             SECTION 4.01 Asset Management. The Purchaser and the Seller have agreed to the allocation of certain costs and expenses relating to or arising out of the asset management businesses of the Purchaser and the Seller, as reflected in a memorandum dated December 15, 1994 from the general counsel of the Purchaser to the general counsel of the Seller.

             SECTION 4.02 In Treatment Status. The parties hereto agree that, notwithstanding the provisions of Section 3.03 of the Restructuring Agreement, the medical benefit plans (including medical and dental coverage) of the Purchaser shall waive pre- existing conditions in respect of Continuing Employees and their dependents including in respect of all conditions which are in treatment status as of the applicable closing date and the Seller shall have no obligation to provide any coverage for expenses of Continuing Employees and their dependents incurred on or after the applicable closing date in respect of all conditions which are in treatment status at the applicable closing date.
In consideration thereof, a payment shall be made by the Seller to the Purchaser by January 30, 1995 and the amount of such payment shall be determined pursuant to the methodology set forth in Exhibit 3 hereto (with such changes as may be agreed upon by the Purchaser and the Seller).

             SECTION 4.03 Conduct of the Acquired Businesses. The parties hereto acknowledge that, since the date of the Asset Purchase Agreement, the Acquired Businesses have been operated primarily with a view to preparing for the transactions contemplated by the Asset Purchase Agreement, the Restructuring Agreement, the First Supplemental Agreement and this Agreement and, to that extent, have not been operated in the ordinary course consistent with past practice. Notwithstanding the foregoing, the Seller reaffirms the covenant contained in Section 7.01(b) of the Asset Purchase Agreement to the extent it relates to the businesses of Related Retail Brokerage and Asset Management, subject to whatever limitations exist and will continue to exist as a result of these businesses being operated with a view to preparing for the transactions contemplated by the Asset Purchase Agreement, as to which Seller and Purchaser have conferred on a regular basis and will continue to confer.

             SECTION 4.04 Acquired Businesses. (a) The business of the Seller Group generally known by the name





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Asset Management (structured products) shall not be part of Asset Management and shall constitute an Excluded Business.

             (b) The parties hereto acknowledge that the Purchaser is not acquiring the International Fixed Income business of the Seller Group conducted in the Tokyo office of the Seller, but that the Purchaser is hiring certain individuals in the Tokyo office of the Seller Group who are engaged in the International Fixed Income business.

             (c) The business of the Seller Group generally known by the name S&P Index Options and Futures shall constitute an Excluded Business.

             SECTION 4.05 Outstanding Put Options. Notwithstanding any provision in any Transaction Document, the parties recognize and accept that a member of the Seller Group has a contingent obligation to purchase Common Stock up to a maximum of 99,000 shares pursuant to put options already issued and outstanding, which options expire on or about December 20, 1994. If such options are exercised, the Seller Group shall be permitted to comply with its obligations under such options to purchase such Common Stock and shall resell such Common Stock in the market in an orderly fashion within 30 days of such purchase without being considered to be in violation of any Transaction Document.

             SECTION 4.06 Seller Indemnitees. The definition of Seller Indemnitee in the Asset Purchase Agreement is amended as follows:

             "Seller Indemnitees" shall mean the Parent and its Affiliates (other than any Included Subsidiary) and their respective officers, directors, employees, agents and advisors.


                                   ARTICLE V

                                 MISCELLANEOUS

             SECTION 5.01     Incorporation by Reference.  The provisions of
Article XI of the First Supplemental Agreement shall be incorporated by reference herein and each reference therein to the First Supplemental Agreement shall apply to this Agreement as if this Agreement were referred to therein.





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             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                               PAINE WEBBER GROUP INC.


                                               By
                                                  -------------------------
                                                  Name:
                                                  Title:


                                               GENERAL ELECTRIC COMPANY


                                               By
                                                  -------------------------
                                                  Name:
                                                  Title:


                                               KIDDER, PEABODY GROUP INC.


                                               By
                                                  -------------------------
                                                  Name:
                                                  Title: